Exhibit B



                             JOINT FILING AGREEMENT

                     This Agreement is filed as an exhibit to Schedule 13G/A being filed by Potomac Capital Management LLC, Potomac Capital Management Inc., and Paul J. Solit in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the Schedule 13G to which this Agreement is attached is filed on behalf of the below-named entities, that they are each responsible for the timely filing of the Schedule 13G/A and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.


                     This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         Dated: May 11, 2004


                                       POTOMAC CAPITAL MANAGEMENT LLC

                                       By:   /s/ Paul J. Solit
                                             -------------------------------
                                             Paul J. Solit, Managing Member

                                       POTOMAC CAPITAL MANAGEMENT INC.

                                       By:   /s/ Paul J. Solit
                                             -------------------------------
                                             Paul J. Solit, President

                                       PAUL J. SOLIT

                                       By:   /s/ Paul J. Solit
                                             -------------------------------
                                             Paul J. Solit